SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
[Amendment No. __]

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

IntraBiotics Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously by written preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

INTRABIOTICS PHARMACEUTICALS, INC.

2483 East Bayshore Road, Suite 100
Palo Alto, California 94303

April 14, 2003

Dear Stockholder:

      We are enclosing a supplement to the proxy statement for the Special Meeting of Stockholders (the “Special Meeting”) of IntraBiotics Pharmaceuticals, Inc (the “Company”), which was mailed to our stockholders commencing on March 3, 2003 (the “Proxy Statement”). The supplement contains information about recent developments concerning the proposal to approve and ratify the sale and issuance, in a private placement, of up to 350 shares of Series A Convertible Preferred Stock (the “Series A Stock”), and warrants to purchase approximately such number of shares of Common Stock equal to 50% of the aggregate purchase price for the Series A Stock divided by the effective conversion price of the Series A Stock (“Proposal 2”). We urge you to read the supplement carefully together with the Proxy Statement.

      The Special Meeting to vote on Proposals 1, 3 and 4 was held as planned on April 3, 2003. The Special Meeting was adjourned with respect to Proposal 2 until April 23, 2003. The adjourned meeting will take place as planned on April 23, 2003, but will be further adjourned without taking any action until 8:00 a.m. on Wednesday, April 30, 2003, at which time the Special Meeting will be reconvened (the “Reconvened Meeting”). The Special Meeting is being adjourned again with respect to Proposal 2 so that stockholders will have an opportunity to review and evaluate the enclosed supplement.

      A new proxy card relating to Proposal 2 for use at the Reconvened Meeting and a return postage-paid envelope are enclosed. You do not have to take any action if you have previously voted your shares on the Special Meeting proposals and do not wish to change your vote or proxy on Proposal 2. If you have already voted or given your proxy on Proposal 2 and wish to change your vote on Proposal 2, you should follow the procedures described in the supplement under “Voting and Revocability of Proxies” and those on your proxy card. If you have not already voted on Proposal 2, we urge you to vote, even if you plan to attend the Reconvened Meeting. The execution of a proxy will not prevent you from voting in person if you attend the Reconvened Meeting, but will assure that your vote is counted if you are unable to attend. The Board of Directors continues to recommend that stockholders vote FOR Proposal 2.

Sincerely,

HENRY J. FUCHS, M.D.
President and Chief Executive Officer

INTRABIOTICS PHARMACEUTICALS, INC.

2483 East Bayshore Road, Suite 100
Palo Alto, California 94303

NOTICE OF RECONVENED SPECIAL MEETING OF STOCKHOLDERS

To Be Held on April 30, 2003

To the Stockholders of IntraBiotics Pharmaceuticals, Inc.:

      A Special Meeting of Stockholders of IntraBiotics Pharmaceuticals, Inc., a Delaware corporation (the “Company”) was held on April 3, 2003 (the “Special Meeting”). At the Special Meeting, stockholders approved proposals 1, 3 and 4, which proposals were described in the proxy statement mailed to stockholders commencing on March 3, 2003. The Special Meeting was adjourned to April 23, 2003 with respect to Proposal 2 (described below). The adjourned Special Meeting will be reconvened on April 23, 2003, but will be further adjourned without taking any action until April 30, 2003, at which time the meeting will again be reconvened (the “Reconvened Meeting”).

      NOTICE IS HEREBY GIVEN that the Reconvened Meeting will be held on Wednesday, April 30, 2003 at 8:00 a.m. local time at the offices of Cooley Godward LLP, located at 3175 Hanover Street, Palo Alto, California 94304, for the following purpose:

2. To approve and ratify the sale and issuance, in a private placement, of up to 350 shares of Series A Convertible Preferred Stock (the “Series A Stock”), and warrants to purchase approximately such number of shares of Common Stock equal to 50% of the aggregate purchase price for the Series A Stock divided by the effective conversion price of the Series A Stock.

      To transact such other business as may properly come before the Reconvened Meeting or any adjournment or postponement thereof.

      The Board of Directors has fixed the close of business on February 25, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at Special Meeting and that record date also applies to the Reconvened Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

ROBERT L. JONES
Secretary

Palo Alto, California

April 14, 2003

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE, YOU MAY BE ABLE TO VOTE ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED WITH YOUR VOTING FORM. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

SUPPLEMENT DATED APRIL 14, 2003 TO PROXY STATEMENT DATED MARCH 3, 2003
GENERAL INFORMATION
SUPPLEMENTAL PROXY STATEMENT INFORMATION
Amendments to Purchase Agreements
Withdrawal of Chairman of the Board from the Financing
Alternative Financing Proposal and Threatened Litigation
Voting And Revocability Of Proxies
Voting Via the Internet or By Telephone
For Shares Registered in the Name of a Broker or Bank
General Information for All Shares Voted Via the Internet or By Telephone
Revocability of Proxies
Inquiries

INTRABIOTICS PHARMACEUTICALS, INC.

2483 East Bayshore Road, Suite 100
Palo Alto, California 94303

SUPPLEMENT DATED APRIL 14, 2003

TO PROXY STATEMENT DATED MARCH 3, 2003

GENERAL INFORMATION

      This supplement is being mailed to our stockholders who were eligible to vote at the Special Meeting of Stockholders that was held on April 3, 2003 (the “Special Meeting”). At the Special Meeting, stockholders approved proposals 1, 3 and 4, which proposals were described in the proxy statement mailed to stockholders commencing on March 3, 2003 (the “Proxy Statement”). The Special Meeting was adjourned to April 23, 2003 with respect to the proposal to approve and ratify the sale and issuance, in a private placement, of up to 350 shares of Series A Convertible Preferred Stock (the “Series A Stock”), and warrants to purchase approximately such number of shares of Common Stock equal to 50% of the aggregate purchase price for the Series A Stock divided by the effective conversion price of the Series A Stock (“Proposal 2” or the “Financing”).

      The Special Meeting will be reconvened on April 23, 2003, but will be further adjourned without taking any action until 8:00 a.m. on Wednesday, April 30, 2003, at which time the meeting will again be reconvened (the “Reconvened Meeting”). The meeting is being adjourned again to allow stockholders additional time to consider the information contained in this supplement. Holders of record of IntraBiotics Pharmaceuticals, Inc. (“IntraBiotics” or the “Company”) common stock at the close of business on February 25, 2003, the record date for the Special Meeting, are entitled to vote at the Reconvened Meeting. This supplement and the enclosed proxy card are first being mailed on or about April 14, 2003 to all stockholders of record on February 25, 2003.

      This supplement contains information about recent developments concerning the Financing. We urge stockholders to read this supplement carefully together with the proxy statement. The information contained in this supplement replaces and supersedes any inconsistent information in the proxy statement mailed to stockholders commencing on March 3, 2003 (the “Proxy Statement”).

SUPPLEMENTAL PROXY STATEMENT INFORMATION

AMENDMENTS TO PROPOSAL 2

      This supplement amends and supplements Proposal 2 to reflect the following developments that occurred subsequent to the date the Proxy Statement was mailed to stockholders.

Amendments to Purchase Agreements

      As disclosed in Proposal 2 of the Proxy Statement, the Company entered Preferred Stock and Warrant Purchase Agreements with certain investors (the “Investors”) in connection with the Financing (the “Prior Purchase Agreements”). The Prior Purchase Agreements were dated February 5, 2003 and amended on February 11, 2003. On April 10, 2003, the Prior Purchase Agreements were amended (the “Amended Purchase Agreements”) as noted below.

      Escrow of $3.5 million. Pursuant to the Amended Purchase Agreements, on April 10, 2003, the Company and certain Investors executed escrow instructions and those Investors wired $3.5 million into an escrow account prior to the Board’s recommendation in favor of Proposal 2. Under the terms of the escrow instructions, the $3.5 million dollars will be paid to the Company upon the closing of the Financing (the “Closing”). If the Closing does not occur on or before May 15, 2003, the $3.5 million will be returned to the Investors. The Prior Purchase Agreements did not have any provision for escrow of the purchase price.

      Amendment of Closing Condition Regarding Legal Proceedings. The Prior Purchase Agreements provided that the Investors would have been relieved from their obligations to close under the Prior Purchase Agreements while there was a proceeding instituted or pending challenging the Prior Purchase Agreements or the transactions contemplated by the Prior Purchase Agreements or seeking to prohibit, alter, prevent or delay the Closing. The Amended Purchase Agreements provide that the investors will only be relieved from their obligations under the Amended Purchase Agreements if such proceedings are instituted by governmental authorities.

      Change in Method of Determining the Closing Price. The Series A Stock is convertible into shares of Common Stock at a conversion price (the “Conversion Price”) equal to 92% of the “Closing Price.” The Warrants are exercisable at the “Closing Price” for a number of shares of Common Stock equal to 50% of the Investors’ aggregate purchase price for Series A Stock divided by the Conversion Price. Under the Prior Purchase Agreements, the Closing Price is equal to the lesser of (i) the average of the closing sale prices of the Common Stock on the Nasdaq National Market for each of the five trading days immediately preceding the date of the Prior Purchase Agreements and (ii) the average of the closing sale prices of the Common Stock on the Nasdaq National Market for each of the five trading days immediately preceding the issuance of the Series A Stock. Under the Amended Purchase Agreements, the Closing Price is the lesser of (i) the average of the closing sale prices of the Common Stock on the Nasdaq National Market for each of the five trading days immediately preceding the date of the Prior Purchase Agreements and (ii) the average of the closing sale prices of the Common Stock on the Nasdaq National Market for each of the five trading days immediately preceding and ending on the last trading day prior to the date of the Reconvened Meeting. This amendment will allow investors to know the conversion price of the Series A Stock and the exercise price of the Warrants prior to voting on the Financing.

      Closing Date. The Amended Purchase Agreements Provide that the Closing will occur at least 10 business days following the date upon which the reverse stock split becomes effective, subject to certain closing conditions. Under the Prior Purchase Agreements, the Closing was to occur on the tenth business day after the reverse stock split became effective, subject to certain conditions.

Withdrawal of Chairman of the Board from the Financing

      Dr. Ernest Mario, the Company’s non-executive Chairman of the Board of Directors, is no longer participating in the Financing. In connection with its evaluation of the financing proposals submitted by Mr. Coates, the Board accepted Dr. Mario’s offer to make his participation available to certain other current stockholders who had expressed an interest in participating in the Financing. As a result of the Board’s acceptance of Dr. Mario’s offer, there will be no officers, directors or affiliates participating in the Financing.

Alternative Financing Proposal and Threatened Litigation

      The Company received a written communication from Mr. C Robert Coates on March 19, 2003. In his communication, Mr. Coates, among other things, offered to: (i) invest $3.5 million “on the same terms as set out in the Proxy Statement, except that the conversion price of the Series A Stock and the warrant exercise price upon exercise of the warrant, would be fixed at a per common share price equal to ‘50%’ more than the per common share price proposed in the Proxy Statement” and (ii) put $3.5 million into escrow upon receipt of the Company’s acceptance of his proposal (the “Coates Proposal”). As a result of the Coates Proposal, the Board of Directors determined to adjourn the Special Meeting as to Proposal 2 until April 23, 2003 to carefully consider the Coates Proposal and authorized management to negotiate with Mr. Coates. As discussed below, during these negotiations, Mr. Coates suggested several possible transactions, including an offer to replace Dr. Mario and invest $500,000 on the original terms of the Financing. The Board has carefully considered these discussions in light of, among other things, the importance of closing certainty, the Investors’ experience investing in and serving on the boards of biotechnology companies and its existing obligations under the Prior Purchase Agreements, and has determined that it is not in the best interests of the Company’s stockholders to pursue further discussions with Mr. Coates. Accordingly, the Board has determined that Proposal 2, as amended, continues to be in the best interests of stockholders and continues to recommend a vote FOR Proposal 2.

      The Company received the Coates Proposal on March 19, 2003. The Board of Directors of the Company met via teleconference on March 20, 2002. The Company’s legal counsel, Cooley Godward LLP, also attended this meeting. At the meeting the Board carefully reviewed the Coates Proposal in light of its fiduciary duty to stockholders and taking into account the Company’s existing obligations under the Prior Purchase Agreements. Several factors caused the Board to determine that certainty of closing a financing to support the ventilator-associated pneumonia (“VAP”) trial was of paramount importance. These included:

•	the Company had insufficient funds to support operations through completion of the VAP trial and the Company does not foresee significant near-term value creating milestones to support a future financing; and

•	the absence of attractive strategic alternatives to financing after more than a year of actively seeking such opportunities; and

•	the absence of financing alternatives after 3 months of active searching, including discussions with several of the Company’s largest stockholders and meetings with investment banks.

      In addition, the Board reviewed certain professional background information regarding Mr. Coates, which was collected from certain publicly-available documents and filings made with the Securities and Exchange Commission (the “SEC”). This background included Mr. Coates’ involvement in proxy contests, stockholder proposals and litigation. The Board authorized management to pursue discussions with Mr. Coates in order to determine whether the Company could consummate a financing with Mr. Coates. The Board also authorized management to negotiate with the Investors in order to get the best possible deal for the Company’s stockholders. Management also undertook several discussions with Mr. Coates and asked Mr. Coates several times to sign a confidential disclosure agreement which Mr. Coates refused.

      Management met with Mr. Coates by telephone on March 25, 2003. The goal of the call was to discuss Mr. Coates’ proposal, to assess the likelihood of closing a financing that was superior to the Financing, and to find a way to work collaboratively and productively with Mr. Coates. An important consideration discussed during the call was the Company’s contractual obligations under the Prior Purchase Agreements. The Company suggested several alternative financing possibilities, all of which Mr. Coates refused. In addition, Mr. Coates volunteered recommendations pertaining to the Company’s strategy, timing and budget for the pursuit of the VAP clinical trial.

      Following that phone conversation, on March 25, 2002 the Company sent a letter to Mr. Coates asking him to document information that was unclear during the telephone conversation. The letter requested that Mr. Coates confirm: (i) that he had discretionary authority over at least $3.5 million in immediately available funds because the Company was unclear, based on statements by Mr. Coates, as to whether he did have that authority; (ii) that he would sign the same Preferred Stock and Warrant Purchase Agreement agreed to by the Investors with such changes as either: (A) Mr. Coates had himself requested in his phone conversation, (B) were required from a technical perspective, or (C) were required to ensure that the Coates Proposal would close regardless of the any potential action by the Investors or other stockholders as a result of the termination of the Prior Purchase Agreements; (iii) that he would sign a standstill agreement to be effective until such time as the common stock underlying the Series A Stock was registered for resale with the SEC so that the Company could satisfy itself that there would be no manipulation of its stock price while discussions were ongoing; and (iv) his thoughts with respect to the VAP trial, including his recommendations pertaining to strategy, timing and budget, so that management could review this information with the Board of Directors. The letter also requested that Mr. Coates agree to fix the conversion price at $0.315 per share in order to lock in a 50% premium to the conversion price as measured on the day of signing the Prior Purchase Agreements. In addition, the Company invited Mr. Coates to participate in the Financing as an alternative. In light of the imminent Special Meeting of Stockholders scheduled for April 3, 2003 and considering that each of these matters were discussed with Mr. Coates in the March 25th telephone conversation, the Company requested a response by 5:00 p.m. PST on March 26, 2003.

      The Company did not hear from Mr. Coates on March 26, 2003. On the morning of March 27th, Dr. Henry Fuchs, the Company’s President and Chief Executive Officer, and Mr. Eric Bjerkholt, Chief Financial Officer and Senior Vice President of the Company, called Mr. Coates to determine his response to the letter. Mr. Coates’ colleague reported that Mr. Coates was “considering his response.” Mr. Coates did not return the phone call. Instead, at approximately 11:00 a.m. PST, Mr. Coates issued a press release that suggested that Dr. Mario was taking unfair advantage of the Company and that management was refusing to negotiate in good faith with Mr. Coates.

      Management met by telephone several times from March 19, 2003 to March 28, 2003 with representatives of the Investors in an attempt to improve the terms of the Financing. The Investors repeatedly stated their unwillingness to amend the pricing terms of Financing. The Investors did, however, orally agree to: (i) terminate the Prior Purchase Agreements if Mr. Coates put the $3.5 million purchase price into escrow pending completion of the Coates Proposal; (ii) eliminate the closing condition in the prior Purchase Agreements that would relieve them from their obligations to close the Financing while legal proceedings were instituted; and (iii) put the $3.5 million purchase price into escrow until the Closing. Dr. Mario, Chairman of the Board of IntraBiotics and an Investor, also offered to withdraw from the Financing to allow participation by other stockholders that had recently expressed an interest in participating.

      The Board of Directors met by telephone on March 27, 2003 to further discuss the Coates Proposal. The Company’s legal counsels, Cooley Godward LLP and Ashby & Geddes, also attended this meeting. The Board reviewed the Company’s various discussions with the Investors and Mr. Coates, as well as the recent actions of Mr. Coates. In particular, the Board discussed and considered: (i) the Investors’ offer to escrow the $3.5 million to be paid at the Closing while the Company was attempting to negotiate with Mr. Coates; (ii) the Investors’ offer eliminate the closing condition requiring that no legal proceedings be instituted prior to Closing; and (iii) the Investors’ offer to terminate the Prior Purchase Agreement if Mr. Coates agreed to put $3.5 million into escrow. After careful consideration, the Board requested that management make an additional attempt to determine if the Company could consummate a financing with Mr. Coates. As a result, on March 28, 2003, management sent a draft letter agreement to Mr. Coates that, among other things, provided that Mr. Coates put $3.5 million into escrow and that the closing condition regarding legal proceedings be removed, as had already been agreed to orally by the Investors. Management subsequently spoke to Mr. Coates, and Mr. Coates expressed an interest in consummating a transaction and proceeding quickly.

      The following day, Saturday, March 29, 2003, Mr. Coates’ lawyer contacted the Company’s legal counsel at Cooley Godward LLP and stated Mr. Coates objected to both putting $3.5 million into escrow and to eliminating the closing condition regarding legal proceedings. Later that day, management met again with Mr. Coates by telephone. A representative of Cooley Godward and counsel for Mr. Coates from Luce, Forward, Hamilton & Scripps LLP was also present. At the outset of that conversation, it was emphasized to Mr. Coates that the Board must be convinced that his offer would lead to a deal that would close, which is why the Company needed for Mr. Coates to put the entire $3.5 million purchase price into escrow, as Mr. Coates had suggested in the Coates Proposal and as the Investors had also agreed to do. Mr. Coates and his counsel objected to the escrow and they continued to object to the elimination of the closing condition regarding legal proceedings. After discussion regarding the terms, at the request of the Company, Mr. Coates agreed to propose a revised transaction.

      On Sunday, March 30, 2003, counsel for Mr. Coates forwarded a non-binding financing proposal to the Company, which, by its terms, superseded all prior offers. While the proposal did contain some of the terms discussed during conversation of the prior day, it failed to provide for the escrow of the purchase price and did not provide for the elimination of the closing condition regarding legal proceedings (the “Second Coates Proposal”). In response, management sent an email to counsel for Mr. Coates on that Sunday reiterating that certainty of closing was of paramount concern to the Company’s Board of Directors and reminding Mr. Coates of his March 19, 2003 written offer to put $3.5 million into escrow.

      On Monday, March 31, 2003, management met with Mr. Coates in person. During that meeting, management reiterated the Board of Directors’ emphasis on certainty of closing and that the Company would therefore require that Mr. Coates put the $3.5 million purchase price into escrow and that he eliminate the closing condition regarding legal proceedings. Later that afternoon, Mr. Coates called management and suggested that, as a compromise, he replace Dr. Mario as an investor and that he invest $500,000 in the Financing on its original terms. Management indicated that it would consider this proposal over the next few days.

      On Friday, April 4, 2003, management again met with Mr. Coates by teleconference. Representatives from Cooley Godward LLP and Luce, Forward, Hamilton & Scripps LLP, counsel to the Company and to Mr. Coates, respectively, were also present. Management informed Mr. Coates that it was going to recommend to the Board that Dr. Mario be replaced in the Financing by Mr. Coates and another investor. Mr. Coates indicated that anything less than a $500,000 allocation was unacceptable. Counsel to the Company requested that Mr. Coates furnish a letter to the Company’s Board confirming that he was withdrawing his offer to invest $3.5 million and that he would like to participate on the same terms as Dr. Mario. Mr. Coates, through his counsel, declined to provide such a letter. Counsel to the Company inquired as to whether any of Mr. Coates’ prior offers were still open. After some discussion, Mr. Coates, through his counsel, indicated that it was uncertain whether his prior offers were still outstanding.

      The Board of Directors met again via telephone on April 8, 2003 and April 10, 2003 to discuss the situation with Mr. Coates and the Investors. Representatives of Cooley Godward LLP, counsel for the Company, were also present. The Board once again considered attempting to conclude a deal on the terms of the Coates Proposal. In reaching its conclusion to discontinue attempts to conclude a deal with Mr. Coates, the Board considered a variety of factors, including, among others:

•	the importance of certainty of closing a transaction to finance the VAP trial in light of limited alternatives;

•	concern about Mr. Coates’ willingness and ability to close a financing as demonstrated by his refusal to escrow the $3.5 million purchase price despite his original offer to do so and to eliminate the closing condition relating to legal proceedings;

•	the Board’s judgment as to the certainty of closing the Financing as demonstrated by the Investors’ deposit of $3.5 million into escrow on April 10, 2003 and their signed agreements to eliminate the closing condition relating to legal proceedings;

•	the Investors’ experience and qualifications in investing in biotechnology companies and serving on the boards of directors of those companies; and

•	the Company’s existing commitments under the Prior Purchase Agreements and the Investors’ indication that they were no longer willing to terminate those agreements in favor of allowing the Company to continue to negotiate with Mr. Coates.

Having determined that pursuing a transaction with Mr. Coates was not in stockholders’ best interests, the Board then instructed management again to attempt to negotiate with the Investors for more favorable terms to the Company in the Financing. As a result of these and prior negotiations, the Prior Purchase Agreements were amended as disclosed under the heading “Amendments to Purchase Agreements” above.

      On April 11, 2003, Luce Forward, Hamilton & Scripps LLP, Mr. Coates’ counsel, sent via facsimile a letter to Cooley Godward, counsel to the Company, making an offer to consummate the Second Coates Proposal, which proposal the Board had previously rejected, and threatening legal action if the Company did not agree to the Second Coates Proposal by April 16, 2003.

VOTING AND REVOCABILITY OF PROXIES

Voting Rights and Outstanding Shares

      Holders of record of IntraBiotics Common Stock at the close of business on February 25, 2003 are entitled to vote at the Special Meeting or any adjournment or postponement thereof, including the Reconvened Meeting. At the close of business on February 25, 2003, the Company had outstanding and entitled to vote 39,231,351 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Reconvened Meeting.

      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. (A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions).) Abstentions will be counted towards the vote total for Proposal 2, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for Proposal 2.

      A new proxy card relating to Proposal 2 for use at the Reconvened Meeting and a return postage-paid envelope are enclosed. You do not have to take any action if you have previously voted your shares on the Special Meeting proposals and do not wish to change your vote or proxy on Proposal 2. If you have already voted or given your proxy on Proposal 2 and wish to change your vote on Proposal 2, you should follow the procedures described on the enclosed proxy card. If you have not already voted on Proposal 2, we urge you to vote, even if you plan to attend the Reconvened Meeting. The execution of a proxy will not prevent you from voting in person if you attend the Reconvened Meeting, but will assure that your vote is counted if you are unable to attend. Any stockholder that wants to vote on Proposal 2, may use either the proxy card included with the Proxy Statement or the proxy card included with this supplement.

Voting Via the Internet or By Telephone

      Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder.

      The telephone and Internet voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in the Name of a Broker or Bank

      Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card.

      A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ web site at http://www.proxyvote.com.

General Information for All Shares Voted Via the Internet or By Telephone

      Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time on April 29, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Special Meeting.

Revocability of Proxies

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 2483 East Bayshore Road, Suite 100, Palo Alto, California 94303, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Inquiries

      Stockholders may direct any questions regarding solicitation and voting to Georgeson Shareholder Communications by calling (866) 216-0457.

INTRABIOTICS PHARMACEUTICALS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ADJOURNED SPECIAL MEETING OF STOCKHOLDERS TO BE RECONVENED ON APRIL 30, 2003

     The undersigned hereby appoints Henry J. Fuchs, M.D. and Eric H. Bjerkholt, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of IntraBiotics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of Cooley Godward LLP, located at 3175 Hanover Street, Palo Alto, California 94304, on Wednesday, April 30, 2003 at 8:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT AND THE PROXY STATEMENT SUPPLEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

IMPORTANT — TO BE SIGNED AND DATED ON REVERSE SIDE

/*\ FOLD AND DETACH HERE /*\

INTRABIOTICS PHARMACEUTICALS, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /*/

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.
Proposal 2:	To approve and ratify the sale and issuance, in a private placement, of up to 350 shares of Series A Convertible Preferred Stock (the “Series A Stock”), and warrants to purchase approximately such number of shares of Common Stock equal to 50% of the aggregate purchase price for the Series A Stock divided by the effective conversion price of the Series A Stock.	For / /	Against / /	Abstain / /

     Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature	Date	2003

Signature	Date	2003

/*\ FOLD AND DETACH HERE /*\
Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.